                                                              Registration No.
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          ------------------------
                                  Form S-8

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                          ------------------------
                             Halliburton Company
             (Exact name of issuer as specified in its charter)

         Delaware                                               73-0271280
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                             HALLIBURTON COMPANY
                             3600 Lincoln Plaza
                              500 N. Akard St.
                             Dallas, Texas 75201
                  (Address of principal executive offices)

                             HALLIBURTON COMPANY
                   1993 STOCK AND LONG-TERM INCENTIVE PLAN
                          (Full title of the plan)

                              LESTER L. COLEMAN
                EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

                             HALLIBURTON COMPANY
                             3600 Lincoln Plaza
                              500 N. Akard St.
                             Dallas, Texas 75201
                   (Name and address of agent for service)

                               (214) 978-2600
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                                    Proposed       Proposed
                                                                    maximum        maximum
                                                     Amount         offering       aggregate      Amount of
Title of Securities                                  to be           price         offering      registration
 to be registered                                  registered      per share        price             fee
- ---------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value (including
Preferred Stock Purchase Rights)              5,355,900 shares(1)  $40.25(2)   $146,320,213(3)    $60,412.21
===============================================================================================================

(1) Also registered hereby are such additional and indeterminable number of shares (including Preferred Stock Purchase Rights "Rights") as may become issuable because of provisions of the Plan relating to adjustments for changes resulting from stock splits, stock dividends and similar changes.

(2) The maximum offering price per share of shares subject to stock options heretofore granted. The offering price per share of shares subject to future grants will be determined by reference to the market price of the stock when the options are granted.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of (i) with respect to 1,028,500, the prices at which the outstanding options may be exercised and (ii) with respect to 4,327,400 shares which may be issued pursuant to restricted stock, stock option, stock appreciation rights and performance shares awards in the future, the average of the high and low prices of the Common Stock of the Company reported in the consolidated reporting system on July 28, 1994.

================================================================================

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

      The following documents, heretofore filed with the SEC by the Company pursuant to the Exchange Act, are incorporated herein by reference.

           (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

           (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and the Company's Current Reports on Form 8-K dated January 14, 1994, May 2, 1994, May 17, 1994, June 21, 1994,
      June 29, 1994, July 11, 1994, July 21, 1994, July 26,1994 and July 28,
      1994; and

           (c) The description of the Common Stock contained in the Registration Statement on Form 10 dated August 26, 1948, as amended by Form 8 dated July 7, 1988 and the description of the Company's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A dated May 20, 1986, as amended by Form 8 dated February 23, 1990.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from date of filing of such documents.

Item 4.    Description of Securities. Not applicable.

Item 5.    Interests of Named Experts and Counsel. Not applicable.

Item 6.    Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") generally gives a corporation the power to indemnify any of its officers or directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain threatened, pending or completed actions, suits or proceedings provided generally that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. In addition, Section 141 of the DGCL contains provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or reports or statements prepared by an official of the corporation and Section 174 of the DGCL provides that any director may exonerate himself from liability for any improper act or resolution of the Board of Directors with respect to dividends by duly recording or publishing his dissent thereto.

     Article Eleventh of the registrant's Certificate of Incorporation, as amended, traces substantially all of the language of the DGCL referred to above. Such Article provides that the registrant shall indemnify officers, directors, employees and agents of the registrant in those instances and under circumstances where indemnification is authorized under said statute.

     Provisions of the registrant's By-laws also provide generally that while serving as a director or officer of the registrant such director or officer shall be indemnified and held harmless to the fullest extent authorized by the DGCL, as the same exists or as it may hereafter be amended.

     The registrant has entered into indemnification agreements with each of its directors which provide for indemnification as permitted by the DGCL, and provide that the registrant will pay certain expenses incurred by a director in connection with any threatened, pending or completed action, suit or proceeding, whether criminal or civil, where the director's involvement is by reason of the fact that he is or was a director of the registrant. Such amounts include attorneys' fees and other expenses customarily incurred in connection with legal proceedings and, in the case of proceedings other than actions by or in the name of the registrant, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred. A director will be entitled to indemnification under such agreements if he acted in good faith and in a manner which he reasonably believed was in, or not opposed to, the best interests of the registrant, and with respect to any criminal proceeding, had no reason to believe his conduct was unlawful.

     Article Sixteenth of the registrant's Certificate of Incorporation, as amended, generally provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages except for any matter under Section 174 of the DGCL or any amendment thereto or by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the registrant or its stockholders, (ii) in acting or failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit.

     The registrant provides liability insurance for its directors and officers for certain losses arising from claims or charges which may be made against them while acting in their capacities as directors or officers of the Company.

     For a statement of the registrant's undertakings with respect to indemnification of directors and officers, see Item 9 below.

Item 7.    Exemption from Registration.  Not applicable.

Item 8.    Exhibits.

4.1 Composite Certificate of Incorporation filed May 26, 1987 with the Secretary of State of the State of Delaware and that certain Certificate of Designations, Rights and Preferences related to the authorization of the Company's Junior Participating Preferred Stock, Series A (incorporated by reference to Exhibit 4(d) to the Company's Registration Statement on Form S-3 (File No. 33-38394) originally filed with the SEC on December 21, 1990).

4.2 Amended and Restated Rights Agreement dated as of February 15, 1990, between the Company and NCNB Texas National Bank, as Rights Agent, which includes the form of Right Certificate as Exhibit A (incorporated by reference to Exhibit 1 to the company's Form 8 dated as of February 23, 1990 to the Company's Registration Statement on Form 8-A dated May 20,
       1986).

4.3 Form of agreement sent to optionees setting forth the terms and conditions of stock options, as last revised.

4.4 Form of agreement sent to restricted stock awardees setting forth the terms and conditions of restricted stock awards, as last revised.

5 Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1   Consent of Arthur Andersen & Co.

23.2   Consent of Vinson & Elkins L.L.P. included in the opinion filed as
       Exhibit 5 to this registration statement.

24 Power of attorney authorizing certain officers to sign this registration statement and amendments thereto on behalf of directors.

Item 9.    S-K Item 512 Undertakings

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this the 2nd day of August 1994.


                                      HALLIBURTON COMPANY

                                      By  /s/ THOMAS H. CRUIKSHANK
                                        -------------------------------
                                               Thomas H. Cruikshank
                                            Chairman of the Board and
                                             Chief Executive officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                  Title                        Date
           ---------                  -----                        ----

/s/ THOMAS H. CRUIKSHANK       Chairman of the Board and Chief   August 2, 1994
- --------------------------      Executive Officer and Director
    Thomas H. Cruikshank        (Principal Executive Officer)


/s/ JERRY H. BLURTON           Vice President -- Finance         August 2, 1994
- --------------------------      (Principal Financial Officer)
    Jerry H. Blurton


/s/ SCOTT R. WILLIS            Controller (Principal Accounting  August 2, 1994
- --------------------------      Officer)
    Scott R. Willis


*  ANNE L. ARMSTRONG           Director                          August 2, 1994
- --------------------------
   Anne L. Armstrong


*  ROBERT W. CAMPBELL          Director                          August 2, 1994
- --------------------------
   Robert W. Campbell


*  LORD CLITHEROE              Director                          August 2, 1994
- --------------------------
   Lord Clitheroe


*  ROBERT L. CRANDALL          Director                          August 2, 1994
- --------------------------
   Robert L. Crandall

     Signature                    Title                          Date
     ---------                    -----                          ----

  * W.R. HOWELL                  Director                     August 2, 1994
- --------------------------
    W.R. Howell


  * DALE P. JONES                Director                     August 2, 1994
- --------------------------
    Dale P. Jones


  * C. J. SILAS                  Director                     August 2, 1994
- --------------------------
    C. J. Silas


  * ROGER T. STAUBACH            Director                     August 2, 1994
- --------------------------
    Roger T. Staubach


  * RICHARD J. STEGEMEIER        Director                     August 2, 1994
- --------------------------
    Richard J. Stegemeier


  * E. L. WILLIAMSON             Director                     August 2, 1994
- --------------------------
    E. L. Williamson


*By:
    ----------------------
        Susan S. Keith
         Pursuant to
       Power of Attorney

Date: August 2, 1994

     Powers of attorney authorizing Susan S. Keith to sign the registration statement and amendments thereto on behalf of the above named directors are filed with the registration statement.

                               INDEX TO EXHIBITS

Exhibit No.                                   Description
- ----------                                    -----------
4.1              Composite Certificate of Incorporation filed May 26, 1987 with the
                 Secretary of State of the State of Delaware and that certain Certificate of Designations, Rights and Preferences related to the authorization of the Company's Junior Participating Preferred Stock, Series A
                 (incorporated by reference to Exhibit 4(d) to the Company's Registration
                 Statement on Form S-3 (File No. 33-38394) originally filed with the SEC on December 21, 1990).

4.2              Amended and Restated Rights Agreement dated as of February 15, 1990, between the Company and NCNB Texas National Bank, as Rights Agent, which includes the form of Right Certificate as Exhibit A (incorporated by reference to Exhibit 1 to the company's Form 8 dated as of February 23,
                 1990 to the Company's Registration Statement on Form 8-A dated May 20,
                 1986).

4.3 Form of agreement sent to optionees setting forth the terms and conditions of stock options, as last revised.

4.4              Form of agreement sent to restricted stock awardees setting forth the terms and conditions of restricted stock awards, as last revised.

5                Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1             Consent of Arthur Andersen & Co.

23.2             Consent of Vinson & Elkins L.L.P. included in the opinion filed as
                 Exhibit 5 to this registration statement.

24               Power of attorney authorizing certain officers to sign this registration statement and amendments thereto on behalf of directors.